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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Joel B. Rosen, Chief Executive Officer of NaviSite, Inc., and Kenneth W. Hale, Chief Financial Officer, Treasurer and Secretary of NaviSite, Inc., and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of NaviSite, Inc. (Registration No. 333-83501) and any subsequent registration statement of NaviSite, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 30, 1999





    /s/ Stephen D.R. Moore
--------------------------------
      Stephen D.R. Moore